UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 14, 2020

Berry Corporation (bry)
(Exact name of registrant as specified in its charter)

Delaware	001-38606	81-5410470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 N. Dallas Parkway, Suite 500
Dallas, Texas 75248
(Address of Principal Executive Offices)
(661) 616-3900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol BRY	Name of each exchange on which registered Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Employment Agreement with Fernando Araujo

As previously disclosed in the quarterly report on Form 10-Q filed by Berry Corporation (bry) (“Berry Corp.”) on August 5, 2020, Gary Grove will be retiring as the Executive Vice President and Chief Operating Officer of Berry Corp. and an active search for Mr. Grove’s replacement has been ongoing.
On August 14, 2020, Berry Petroleum Company LLC (“Berry LLC” and, together with Berry Corp., the “Company”), a wholly-owned subsidiary of Berry Corp., entered into an employment agreement with Fernando Araujo (the “Employment Agreement”) to become effective upon the date on which Mr. Araujo commences employment with Berry LLC in the position of Executive Vice President and Chief Operating Officer of Berry Corp., which is anticipated to occur on or before September 28, 2020. Mr. Grove’s retirement is expected to occur on or about Mr. Araujo’s start date.
Mr. Araujo’s Employment Agreement provides for an initial three-year employment term, followed by one-year renewal terms unless either Mr. Araujo or the Company provides 60 days’ notice of non-renewal. If Mr. Araujo does not commence employment with the Company on or before September 28, 2020, the Employment Agreement will terminate without obligation to the Company thereunder. Pursuant to the Employment Agreement:

•
Mr. Araujo will receive an annualized base salary of $480,000 (his “Base Salary”), which will be reviewed at least annually by the Board of Directors (or a committee thereof) and may be increased, but not decreased without Mr. Araujo’s consent; provided, however, that Mr. Araujo’s consent will not be required on a determination by the Board (or a committee thereof) that a decrease of no more than 10% is necessary and appropriate, and such decreases are part of similar reductions applicable to the Company’s similarly situated executive officers.

•
Mr. Araujo will be eligible for an annual incentive bonus in a target amount equal to 100% of his Base Salary with a maximum amount equal to 200% of his base salary, subject to achievement of performance goals established annually by the Board of Directors (or a committee thereof) and Mr. Araujo’s continued employment through the date on which such annual bonus is paid.

•
Mr. Araujo will be eligible to receive an annual equity award in an amount and under terms to be determined in the sole discretion of the Board of Directors (or a committee thereof). It is contemplated that the amount will be equal to but not less than three times the sum of Mr. Araujo’s base salary for the applicable year, but ultimately subject to determination in the sole discretion of the Board of Directors (or a committee thereof).

•
As soon as practicable after Mr. Araujo’s start date, Mr. Araujo will receive sign-on equity awards in an amount equal to $300,000, of which $180,000 will be awarded in the form of performance stock units and $120,000 will be awarded in the form of restricted stock units. The terms and conditions of the sign-on equity awards will be substantially the same as those applicable to the long-term incentive awards granted to Berry Corp.’s other executive officers on March 1, 2020.

•	The Company will provide Mr. Araujo with relocation benefits from Houston, Texas to Bakersfield, California in accordance with the Company’s relocation policy.

•
Upon a termination of Mr. Araujo’s employment under certain circumstances, including termination without Cause (as defined in the Employment Agreement) by the Company, his voluntary resignation on the basis of Good Reason (as defined in the Employment Agreement), his death or disability, he is eligible to receive, among other payments and benefits, (i) any unpaid annual bonus for a year prior to the year of termination, (ii) a pro-rated annual bonus for the year of termination based on actual performance, (iii) severance in an amount equal to two times (or, if such termination occurs within 12 months following a Sale of Berry (as defined in the Employment Agreement), three times) the sum of Mr. Araujo’s base salary and target annual bonus amount for the year of termination and (iv) reimbursement of Mr. Araujo’s health insurance premiums for up to 18 months (plus an additional cash payment to cover health insurance premiums in certain circumstances over an additional period in qualifying terminations within 12 months following a Sale of Berry).

•	Mr. Araujo is subject to ongoing obligations to the Company with respect to confidential information, intellectual property and non-disparagement of the Company.

Mr. Araujo, age 52, has 30 years of experience in the oil and gas industry. Since August 2018 he has served as Director for Western Hemisphere Assets for Schlumberger Production Management, where he has been responsible for the operational and financial performance of producing assets in Argentina, Ecuador, Colombia, Mexico, USA, and Canada with 260,000 BOE per day of production. From August 2000 to August 2018, Mr. Araujo worked for Apache Corporation in roles of increasing responsibility. In his last assignment with Apache, he served as the General Manager and Managing Director for Apache’s operating company in Egypt, Khalda Petroleum Co. From 2013 to 2017, Mr. Araujo worked with Apache in Calgary, last serving as Apache’s President and General Manager in Canada, focusing on the development of unconventional and EOR fields in the Western Canadian Basin. Mr. Araujo started his professional career with Shell Western Exploration and Production in Bakersfield, California in 1991 as a production engineer. Mr. Araujo graduated from Pomona College with a Bachelor of Arts degree in Biology, then from California State Polytechnic University with a Bachelor of Science degree in Mechanical Engineering, and then from California State University, Bakersfield with a Master of Business Administration.
There are no arrangements or understandings between Mr. Araujo and any other persons pursuant to which he was selected to serve as the Company’s Executive Vice President and Chief Operating Officer. There are no family relationships between Mr. Araujo and any director or executive officer of the Company, and Mr. Araujo has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the Employment Agreement with Mr. Araujo is attached hereto as Exhibit 10.1, respectively, and is incorporated herein by reference. The description of the material terms of the Employment Agreement contained herein is qualified in its entirety by reference to the full text of the Employment Agreement.

Item 7.01	Regulation FD Disclosure.

On August 20, 2020, the Company issued a press release announcing the appointment of Mr. Araujo to the position of Executive Vice President and Chief Operating Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K, and is incorporated by reference.

The information contained in this current report on Form 8-K and Exhibit 99.1 furnished hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Berry Petroleum Company, LLC and Fernandez Araujo, effective August 14, 2020
99.1	Press Release dated August 14, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 20, 2020

Berry Corporation (bry)

By:	/s/ Danielle Hunter
Danielle Hunter
Executive Vice President, General Counsel and Corporate Secretary